EXHIBIT 23.2

                               Gilbert L. McSwain
                                 Attorney-at-Law

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                           1660 So. Albion - Suite 309
                             Denver, Colorado 80222
                              Tel.: (303) 753-8805
                               Fax: (303) 753-9203


                                  June 22, 1998

DigiTEC 2000, Inc.
8 West 38th Street, Fifth Floor
New York, New York  10018

Gentlemen:

      I have acted as a special counsel for DigiTEC 2000, Inc., a Nevada corporation (the "Company") in connection with a public offering of securities to be offered and sold pursuant to a Registration Statement on Form S-1 (Registration Number 333-50563 - the "Registration Statement") filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      As a part of this assignment I have issued a written opinion dated June 22, 1998 (the "Opinion") as to the legality and validity of the issuance of the securities to be included in the Registration Statement.

      I hereby consent to the use of the Opinion as an Exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Gilbert L. McSwain
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                                        Gilbert L. McSwain
                                        Attorney-at-Law